Exhibit 10.2

FORM OF Patent Rights Transfer Agreement
Contract number:

Sign address:
Patent Name:
Patent Number:
Transferor (Party A):
Address:
Representative:

Transferee (Party B): WINDER ELECTRIC (GUANGDONG)
Address: Yangjiang High Technology Zone Area Three #1
Representative: Yaping Zhou

According to the Patent law of People’s Republic of China, both parties sign this contract fairly, voluntarily, and honestly.
1．	Party A transfers all of his exterior design patent for patent number ____________ to party B to use.
2．	Duration: Perpetual from the day both parties sign the contract.
3．
Transfer documents: right-claiming document, instruction book, instruction pictures, instruction abstract, abstract attached pictures, major change, patent certificates and other documents relate to the patents

4．	From the day both parties sign the contract, transferor should stop using the patents.
5．	Fee and paying method: the transferor voluntarily transfers the patents to the transferee without any fee.
6．
Patent maintenance fee: from the day both parties sign the contract, transferee should keep the patent valid and all the related fees should be paid by transferee, including annual fee, renew fee, tax and etc.

7．
Gap clause: According to item 50 of Patent Law, after the contract becomes valid, the patent right of the transferor is null and void; transferee does not need to return any document to the transferor.

8．	Argument solving: settle the dispute by the two parties concerned themselves
9．	Any other arrangement should be settled by two parties themselves
10．	This contract is binding on both parties, and has the same effect on both parties.

Stamped by:
Transferor:
Transferee: Winder Electric (GuangDong) Co., Ltd

Signed: